EXHIBIT 10.8

EXECUTION COPY

LIMITED LIABILITY COMPANY

MEMBERSHIP INTERESTS SECURITY AGREEMENT

THIS LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS SECURITY AGREEMENT dated as of January 11, 2002 is by and between APCOA/STANDARD PARKING, INC., a Delaware corporation (the “Borrower”), and WILMINGTON TRUST COMPANY, as trustee and collateral agent (hereinafter, in such capacity, the “Agent”) for itself and the several holders (the “Holders”) of the 14% Senior Subordinated Second Lien Notes due 2006 (the “Notes”) issued by the Borrower, pursuant to an indenture dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Borrower, each of the Borrower’s subsidiaries named on the signature pages thereto (the “Guarantors”) and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Borrower and the Guarantors have severally agreed to make payments to the Agent and the Holders upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each of the Guarantors;

WHEREAS, the proceeds of the offering and exchange of the Notes will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each of such parties will derive substantial direct and indirect benefit from the offering and issuance of the Notes to the Holders;

WHEREAS, under the terms of the Security Agreement (as defined in the Indenture), the Borrower has agreed that the Agent, for the benefit of itself and the Holders, shall have a second priority security interest in substantially all of the personal property assets of the Borrower, including the Borrower’s interests in its subsidiaries and certain joint ventures and partnerships and related income, distributions and proceeds thereof, subject only to security interests expressly permitted by the Indenture, to secure the Borrower’s obligations under the Indenture;

WHEREAS, the Borrower is the direct legal and beneficial owner of that percentage of membership interests of each of the limited liability companies described on Annex A hereto (the “Subsidiaries”); and

WHEREAS, it is a condition precedent to the issuance of the Notes that the Borrower shall have executed and delivered this Limited Liability Company Membership Interests Security Agreement (as it may be amended or modified from time to time, this “Agreement”) to the Agent for the ratable benefit of the Agent and the Holders;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

1.1.          Certain Defined Terms.  All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Amended and Restated Credit Agreement, dated as of even date herewith, by and among the Borrower and LaSalle Bank National Association (“LaSalle”) as agent and the lenders party thereto (as such agreement may be amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”).  Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the Uniform Commercial Code of Illinois have such defined meanings herein, unless the context otherwise indicates or requires.  The following terms shall have the following meanings:

Event of Default.  An “Event of Default” as defined in the Indenture.

Intercreditor Agreement.  The “Intercreditor Agreement” as defined in the Indenture.

Membership Agreement.  The operating agreement or limited liability company agreement or similar governing agreement of each of the Subsidiaries and any instruments related thereto that created or that govern a Subsidiary, as the same may be amended, restated, modified or supplemented and in effect from time to time.

Membership Interests.  The Borrower’s membership interests in each of the Subsidiaries, including, without limitation, (a) all rights, title and interest, remedies, powers and privileges vested in the Borrower under the Membership Agreements; (b) all rights, title and interest in and to the profits, income, surplus, moneys, available cash flow, assets and revenues of any kind accruing, and all Accounts arising, under or in respect of the Subsidiaries and the Membership Agreements; (c) all rights, title and interest in and to any and all security for or claims against others in respect of the Membership Agreements; (d) all rights, title and interest in and to the Subsidiaries, now owned or hereafter acquired, as a result of exchange offers, direct investments or contributions or otherwise; (e) all distributions of income, profit, revenues, or other assets paid or payable to the Borrower in its capacity as a member; (f) all Accounts now or hereafter due and to become due to the Borrower from the Subsidiaries; and (g) any and all Proceeds of the foregoing.

Security Interests.  The second priority security interests granted pursuant to §2 hereof.

UCC.  The Uniform Commercial Code as in effect at the relevant time(s) in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

1.2.          Other Definitional Provisions.  Any of the defined terms used herein may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of the same and any successor statutes and regulations.

2.             Grant of Second Priority Security Interests.  The Borrower hereby grants to the Agent, for the benefit of the Agent and the Holders, continuing second priority security interests in, a right of setoff against, and an assignment to the Agent, for the benefit of the Agent and the Holders, of all right, title and interest of the Borrower in and to the Membership Interests, except to the extent that (i) any such Membership Interest (or some or all of the rights comprising such Membership Interest) shall not be assignable or capable of being encumbered as a matter of law or under the terms of the Membership Agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under the UCC and other applicable law), without the consent of the applicable party or parties thereto other than the Borrower and (ii) such consent has not been obtained (collectively, “Excluded Membership Interests” and, as the case may be, “Excluded Membership Agreements”); provided, however, that upon obtaining the consent of the party or parties to any such Membership Agreement (other than the Borrower) with respect to any such otherwise Excluded Membership Interests and/or Excluded Membership Agreement, the terms “Membership Interests” and “Membership Agreement” shall thereafter include the same to the extent permitted by such consents.

2.1.          Ranking; Subordination.  Notwithstanding anything to the contrary in this Agreement, the security interests granted herein to the Agent for the ratable benefit of the Agent and the Holders shall be junior and subordinate to the claims of the agent and the lenders under the Credit Agreement as provided in the Indenture.  Furthermore, notwithstanding anything to the contrary in this Agreement, the Agent will not be able to exercise any rights or claims against the Membership Interests until and unless such party is permitted to do so pursuant to the Intercreditor Agreement, dated as of even date herewith, among LaSalle, as agent for the lenders under the Credit Agreement, Wilmington Trust Company, as trustee under the Indenture, on behalf of the Holders, the Company and the Guarantors.  As provided in, and subject to the terms of, the Intercreditor Agreement, the Agent will follow any instructions given to it by the representative of the lenders under the Credit Agreement and, so long as amounts or commitments to lend remain outstanding under the Credit Agreement, the lenders under the Credit Agreement will make all determinations and decisions relating to the disposal of the Membership Interests.

3.             Security for the Notes.  This Agreement and the second priority security interest in and pledge of the Membership Interests evidenced hereunder are made with and granted to the Agent, for the benefit of the Holders and the Agent, as security for the payment and performance in full of the Notes and the other obligations of the Borrower and the Guarantors under the Indenture.

4.             Representations and Warranties.  The Borrower represents and warrants as follows:

4.1           Binding Obligation.  This Agreement is the legally valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor’s rights generally.

4.2           Ownership of Membership Interest.  The Borrower owns the Membership Interests free and clear of any lien, security interest, encumbrance, claim and right of others (collectively “Liens”), except for the Security Interests, the first priority security interest granted to LaSalle and the lenders under the Credit Agreement and Permitted Liens under the Credit Agreement.  No effective financing statement or other form of lien notice covering all or any part of the Membership Interests is on file in any recording office, except for those in favor of the Agent and those in favor of LaSalle, as agent under the Credit Agreement, evidencing the Liens granted in favor of LaSalle as secured party in respect of the first priority Lien in favor of the lenders party to the Credit Agreement.

4.3           Office Locations.  The mailing address, chief place of business, the chief executive office and the office where Borrower keeps its books and records relating to the Membership Interests are located at the places specified on Exhibit A hereto.

4.4           Perfection.  This Agreement creates a valid, perfected and second priority security interest in the Membership Interests (other than any Excluded Membership Interests and/or Excluded Membership Agreements), securing the payment of the Notes, and the other obligations of the Borrower and the Guarantors under the Indenture, and all filings, registrations, recordings and other actions necessary or desirable to create, perfect and protect such Security Interests have been duly taken, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction which relates to perfected security interests.  The Borrower has marked its books and records to reflect the Security Interests.

4.5           Governmental Authorizations; Consents.  No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required (other than filing in appropriate governmental offices UCC financing statements in favor of the Agent as secured party evidencing the Liens granted hereunder) either (a) for the grant by the Borrower of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by the Borrower or (b) for the perfection of or the exercise by the Agent of its rights and remedies hereunder.

4.6           Conflicting Laws and Contracts.  Except for the required consent of the Managers of each of the Subsidiaries, neither the execution and delivery by the Borrower of this Agreement, the creation and perfection of the Security Interests, nor compliance by the Borrower with the terms and provisions hereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, the Certificate of Incorporation or

By-Laws of the Borrower, or the provisions of any indenture, instrument or agreement to which the Borrower is a party or a subject, or by or which it, or its properties, is bound, or conflict with or constitute a default thereunder.

4.7           Accurate Information.  All information heretofore, herein or hereafter supplied to the Agent by or on behalf of the Borrower with respect to the Membership Interests is and will be accurate and complete in all material respects.

5.             Further Assurances; Covenants.

5.1           Other Documents and Actions.  The Borrower will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be required by applicable law or be necessary or desirable, or that the Agent may request, in order to create, perfect and protect any security interest granted or reaffirmed or purported to be granted or reaffirmed hereby or to enable the Agent to exercise and enforce its rights and remedies with respect to the Membership Interests.  Without limiting the generality of the foregoing, the Borrower will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, documents or notices, as may be required by applicable law or be necessary or desirable, or as the Agent may request, in order to create, perfect and preserve the Security Interests granted or reaffirmed or purported to be granted or reaffirmed hereby; (b) at any reasonable time, upon demand by the Agent allow the Agent or Persons designated by the Agent to examine and make copies of the records of the Borrower related to the Membership Interests, and to discuss the Membership Interests and the records of the Borrower with respect thereto with, and to be advised as to the same; and (c) upon the Agent’s request, appear in and defend any action or proceeding that may affect the Agent’s second priority security interest in the Membership Interests.

5.2           Corporate or Name Change.  The Borrower will give the Agent at least thirty (30) days’ prior written notice of any change in the Borrower’s name, identity, mailing address or corporate structure. With respect to any such change, the Borrower will execute such documents and take such actions as the Agent deems necessary or desirable to create, perfect and protect the Security Interests.

5.3           Locations.  The Borrower will give the Agent at least thirty (30) days’ prior written notice of any change in the Borrower’s or any Subsidiary’s mailing address.  With respect to any new location (which in any event shall be within the continental United States), the Borrower will execute such documents and take such actions as the Agent deems necessary to perfect and protect the Security Interests.

5.4           Uncertificated Securities Covenants.  The Borrower shall, and shall cause other appropriate parties under §§8-313 and 8-321 of the UCC to, mark its or their books and records with the numbers and face amounts of all uncertificated securities evidencing the Membership Interests and all rollovers and replacements therefor to reflect the Security Interests.  Upon request therefor, the Borrower shall provide the Agent and shall cause other Persons to provide the Agent with written confirmation of the Security Interest in such uncertificated securities.  The Borrower shall take, and shall cause all other necessary Persons to take, all action necessary or appropriate to create, perfect and maintain a second perfected priority Lien in such uncertificated securities in favor of the Agent.  In the event that subsequent to the date hereof, the Membership Interests are evidenced by certificates, the Borrower will promptly deliver such certificates to the Agent, together with an assignment duly endorsed in blank for transfer.

5.5           Protection of Membership Interests.  The Borrower will do nothing to impair the rights of the Agent in the Membership Interests (provided that the foregoing shall not be deemed to be in conflict with the grant by the Borrower of a first priority Lien in the Membership Interests in favor of the lenders party to the Credit Agreement).

5.6           Taxes and Claims.  The Borrower will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Membership Interests; provided, that no such tax, assessment or charge need be paid if the Borrower is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Borrower has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP; and provided further that the same can be contested without risk of loss or forfeiture or material impairment of the Membership Interests in question.

5.7           Membership Interests Information.  The Borrower will furnish to the Agent, from time to time upon request, statements and schedules further identifying and describing the Membership Interests and such other reports in connection with the Membership Interests as the Agent may reasonably request, all in reasonable detail.  The Borrower will, promptly upon request, provide to the Agent all information and evidence it may reasonably request concerning the Membership Interests to enable the Agent to enforce the provisions of this Agreement.

5.8           Records of Membership Interest.  The Borrower shall keep full and accurate books and records relating to the Membership Interests and shall stamp or otherwise mark such books and records in such manner as the Agent may reasonably request indicating that the Membership Interests are subject to the Security Interests.

5.9           No Change to the Membership Agreements.  The Borrower will not permit, suffer or otherwise consent to, any amendment, supplement or other modification to any of the Membership Agreements of any of the Subsidiaries which is or can reasonably be expected to be adverse to the interests of the Agent and the Holders, except in accordance with the Indenture.

5.10         Proceeds.  To the extent required by the Indenture or upon demand of the Agent when any Event of Default has occurred and is continuing, the Borrower , in accordance with the Indenture, but subject to the terms of the Intercreditor Agreement, will remit to the Agent for application to the obligations of the Borrower under the Indenture, all income, cash flow, profits and distributions received by the Borrower in connection with the Membership Interests, and (b) any and all proceeds received by the Borrower in connection with a sale of any Membership Interests.

6.             Agent Appointed Attorney-in-Fact.  The Borrower hereby irrevocably appoints LaSalle, or if the Credit Agreement is no longer in effect, the Agent as the Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, with or without the signature of the Borrower where permitted by law, from time to time in LaSalle’s, or if the Credit Agreement is no longer in effect, the Agent’s discretion to take any action and to execute any instrument that LaSalle, or if the Credit Agreement is no longer in effect, the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)           to sign and endorse any documents (including without limitation financing or continuation statements, and amendments thereto) necessary or advisable to create, perfect, protect and maintain the perfection and priority of the Security Interests;

(b)           to pay or discharge taxes or Liens, levied or placed upon or threatened against the Membership Interests, or any of them, the legality or validity thereof and the amounts necessary to discharge the same to be determined by LaSalle, or if the Credit Agreement is no longer in effect, the Agent in its reasonable discretion, and such payments made by LaSalle, or if the Credit Agreement is no longer in effect, the Agent to become obligations of the Borrower to the Agent, due and payable immediately without demand and secured by the Security Interests;

(c)           after the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys or property due and to become due under or in respect of the Membership Interests, or any of them;

(d)           after the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that LaSalle, or if the Credit Agreement is no longer in effect, the Agent may deem necessary or desirable for the collection of the Membership Interests or otherwise to enforce the rights of LaSalle, or if the Credit Agreement is no longer in effect, the Agent with respect to the Membership Interests; and

(e)           after the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, request redemption of Member’s interest, exercise any voting rights of the Borrower under the Membership Agreements of each of the Subsidiaries, make any agreement with respect to or otherwise deal with the Membership Interests as fully and completely as though the Agent were the absolute owner thereof for all purposes.

The Borrower hereby ratifies and approves all acts of LaSalle, or if the Credit Agreement is no longer in effect, the Agent made or taken pursuant to this §6.  Neither LaSalle, or if the Credit Agreement is no longer in effect, the Agent nor any Person designated by the Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, unless it is determined by a judgment of a court of competent jurisdiction, final and not subject to review on appeal, that such action, omission, error or mistake constituted gross negligence or willful misconduct.  This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

7.             Transfers and Other Liens.  The Borrower shall not:

(a)           Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Membership Interests or any portion thereof.

(b)           Create, incur or suffer to exist any Lien upon or with respect to any of the Membership Interests to secure indebtedness of any Person except for the second priority security interest created by this Agreement and except for the Liens in favor of LaSalle securing the lenders under the Credit Agreement.

(c)           Sign or authorize the signing on its behalf or filing of any financing statement naming it as debtor covering all or any portion or any of the Membership Interests, except financing statements naming the Agent as secured party and except for financing statements naming LaSalle as secured party in respect of the first priority Lien in favor of the lenders party to the Credit Agreement.

8.             Remedies

(a)           If any Event of Default shall have occurred and be continuing, the Agent may, subject to the terms of the Intercreditor Agreement, exercise in respect of any or all of the Membership Interests, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC and also may without notice except as specified below, sell or otherwise dispose of the Membership Interests or any part thereof in one or more units at public or private sale, at any of the Agent’s offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable.  The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  At any sale of any or all of the Membership Interests, if permitted by law, the Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Membership Interests or any portion thereof for the account of the Agent.  The Agent shall not be obligated to make any sale of Membership Interests regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, the Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

(b)           Upon the occurrence and during the continuance of an Event of Default, the Agent or its agents or attorneys shall have the right to take possession of the Borrower’s original books and records relating to the Membership Interests.

(c)           The Borrower acknowledges and agrees that a breach of any of the covenants contained in §§5.1(a), 5.1(b), 7 and 8 hereof will cause irreparable injury to the Agent and that the Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent to seek and obtain specific performance of other obligations of the Borrower contained in this Agreement, that the covenants of the Borrower contained in the sections referred to in this section shall be specifically enforceable against the Borrower.

9.             Limitation on Duty of the Agent with Respect to Membership Interests.  Beyond the safe custody thereof, the Agent shall have no duty with respect to the Membership Interests in its control (or in the control of any agent) or with respect to any income or distributions thereon or the preservation of rights against prior parties or any other rights pertaining thereto.

10.           Application of Proceeds.  Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Membership Interests shall be applied first in accordance with the Intercreditor Agreement, and then in accordance with the Indenture.

11.           Expenses.  The Borrower shall pay all expenses of protecting, appraising, handling and maintaining the Membership Interests, all costs, fees and expenses of perfecting and maintaining the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Membership Interests or the Security Interests.  If the Borrower fails promptly to pay any portion of the above expenses when due or to perform any other obligation of the Borrower under this Agreement, the Agent may, at its option, but shall not be required to, pay or perform the same, and the Borrower agrees to reimburse the Agent therefor on demand.  All sums so paid or incurred by the Agent for any of the foregoing, any and all other sums for which the Borrower may become liable hereunder and all costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by the Agent in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall bear interest until paid at the highest rate provided in the Notes and shall be secured by the Membership Interests.

12.           Termination of Security Interests; Release of Membership Interests.  Upon indefeasible payment in full of all obligations of the Borrower and the Guarantors under the Indenture and the termination of the Indenture, the Security Interests shall terminate and all rights to the Membership Interests shall revert to the Borrower.  Upon such termination of the Security Interests or release of the Membership Interests, the Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of the Membership Interests, as the case may be.

13.           Marshaling.  Neither the Agent nor any Holder shall be required to marshal any present or future security for (including but not limited to this Agreement and the Membership Interests), or other assurances of payment of, the Indebtedness under the Notes or the Indenture or any of them, or to resort to such security or other assurances of payment in any particular order.  All of the Agent’s rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral that might cause delay in or impede the enforcement of the Agent’s rights under this Agreement or under the Indenture, and to the extent that it lawfully may the Borrower hereby irrevocably waives the benefits of all such laws.

14.           Borrower’s Obligations Not Affected.  The obligations of the Borrower hereunder shall remain in full force and effect without regard to, and shall not be impaired by (i) any exercise or nonexercise, or any waiver, by the Agent or any Holder of any right, remedy, power or privilege under or in respect the Notes, the Indenture, or any security therefor (including this Agreement); (ii) any amendment or supplement to or modification of the Indenture; (iii) any amendment or supplement to or modification of any instrument (other than this Agreement) securing the Notes, including, without limitation, the Indenture; or (iv) the taking of additional security for, or any other assurances of payment of, the Notes or the release or discharge or termination of any security or other assurances of payment or performance for the Notes; whether or not the Borrower shall have notice or knowledge of any of the foregoing.

15.           Further Assurances.  The Borrower will do all such acts, and will furnish to the Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Agent and the Holders hereunder, all without any cost or expense to the Agent or any Holder.  If the Agent so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Agent as a financing statement in any recording office in any jurisdiction.

16.           Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the execution and delivery of this Agreement.

17.           Agent’s Exoneration.  Under no circumstances shall the Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Membership Interests of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (i) to exercise reasonable care in the physical custody of any certificates or documents evidencing any of the Membership Interests and (ii) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner.  The Agent shall not be required to take any action of any kind to collect, preserve or protect its or the Borrower’s rights in the Membership Interests or against other parties thereto.  The Agent’s prior recourse to any part or all of the Membership Interests shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the obligations under the Indenture.

18.           No Waiver, Etc.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited and executed by the Agent pursuant to the terms of the Indenture.  No act, failure or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.  The Borrower hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Notes or the Membership Interests, and any and all other notices and demands whatsoever (except as expressly provided for in the Indenture).

19.           Notice, Etc.  All notices, requests and other communications hereunder shall be made in the manner set forth in Section 14.02 of the Indenture.

20.           Successors and Assigns.  This Agreement and all obligations of the Borrower shall be binding upon the successors and assigns of the Borrower, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, its successors in title and assigns.

21.           Governing Law.  THIS AGREEMENT AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OR CHOICE OF LAWS RULES OR PRINCIPLES).

22.           Entire Agreement.  This Agreement, together with the Indenture and the other security agreements executed and delivered pursuant thereto, embodies the entire agreement and understanding between the Borrower and the Holders relating to the Membership Interests and supersedes all prior written and oral agreements and understandings between the Borrowers and the Holders relating to the Membership Interests.

23.           Headings.  The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof.

24.           Counterparts.  This Agreement may be executed in any number of counter-parts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

25.           Severability, etc.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included.  The Borrower acknowledges receipt of a copy of this Agreement.

26.           Collateral Purposes Only.  This Agreement is executed only as security for the Notes and the other obligations of the Borrower and the Guarantors under the Indenture.  Anything to the contrary notwithstanding, the Agent shall not be deemed to have assumed any of the responsibilities or obligations of the Borrower under any of the Membership Agreements.  The Borrower shall retain any distributions made under such  Membership Agreements to the Borrower when no Event of Default has occurred and is continuing.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Limited Liability Company Membership Interests Security Agreement has been executed as of the day and year first above written.

APCOA/STANDARD PARKING, INC.

By:	/s/ G. Marc Baumann

Name:	G. Marc Baumann

Title:	Executive Vice President, Chief Financial
Officer, Treasurer

WILMINGTON TRUST COMPANY, as Agent

By:	/s/ James D. Nesci

Name:	James D. Nesci

Title:	Authorized Signer

Annex A

to Limited Liability Company Membership Interests Security Agreement

I. SUBSIDIARY	Record Owner	Percentage of Membership Interests
APCOA LaSalle Parking Company, L.L.C.	Borrower	100%
APCOA Bradley Parking Company, LLC	Borrower	100%
APCOA Parking Venture V L.L.C.	Borrower	99%
Executive Parking Industries, L.L.C.	Borrower	24%

Exhibit A

Locations

900 North Michigan Avenue

Suite 1600

Chicago, Illinois 60611